Exhibit 99.1

Cincinnati Bell Inc. Reports Fourth Quarter and Full Year 2009 Results

  Annual revenue of $1.3 billion, Adjusted EBITDA of $470 million and free cash flow of $164 million met or exceeded financial targets;
  Diluted earnings per share excluding special items increased 5 percent for the year;
  Completed $150 million share repurchase program, retiring 49 million shares or 20 percent of the outstanding shares since the program commenced;
  Completed sale and leaseback of 196 wireless communications towers for $100 million; and
  Announces an additional $150 million share repurchase program

CINCINNATI--(BUSINESS WIRE)--February 11, 2010--Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the full year and fourth quarter of 2009. For the year, revenue was $1.3 billion, a decrease of 5 percent from 2008. Operating income was $296 million, and net income of $90 million resulted in diluted earnings per share of 37 cents. Diluted earnings per share excluding special items1 was 42 cents, a 5 percent increase compared to 2008. Adjusted earnings before interest, taxes, depreciation and amortization2 (Adjusted EBITDA) was $470 million, a decrease of 2 percent from 2008. The company’s annual revenue, Adjusted EBITDA and free cash flow3 all met or exceeded financial guidance targets.

Revenue for the fourth quarter 2009 was $345 million, a 2 percent increase from the third quarter and down 3 percent from the fourth quarter of 2008. Operating income for the fourth quarter 2009 was $66 million, and net income of $7 million resulted in diluted earnings per share of 2 cents. Fourth quarter 2009 net income excluding special items4 was $24 million compared to $26 million in 2008, and diluted earnings per share excluding special items was 10 cents, flat to 2008. Adjusted EBITDA of $120 million for the fourth quarter 2009 decreased $2 million or 1 percent compared to last year.

“We are extremely pleased that Cincinnati Bell was able to deliver on the financial goals we established earlier in the year, which helped to drive our stock price up by 79 percent this year, making us one of the best performing telecommunication stocks in the sector,” said Jack Cassidy, president and chief executive officer. “We are looking forward to continued success in 2010 as we embark on a plan that will considerably expand our data center business and the relationships we have developed with many Fortune 500 customers.”

Fourth Quarter and Full-Year Performance Highlights

  Technology Solutions quarterly revenue from data center and managed services of $28 million increased by $2 million, or 9 percent, compared to 2008. Adjusted EBITDA for the quarter was $13 million, a 34 percent increase versus the fourth quarter of 2008 primarily due to lower compensation costs and higher data center and managed services revenues. For the year, Technology Solutions revenue from data center and managed services of $111 million increased by $14 million, or 14 percent, compared to 2008, driving a 22 percent increase in operating income and a 21 percent increase in Adjusted EBITDA.
  The Wireless focus on smartphone subscriber growth resulted in an additional 19,000 smartphone subscribers in the fourth quarter of 2009. Wireless has 83,000 total smartphone subscribers at the end of the year, almost double the subscribers at the end of 2008.
  Wireline results include the company’s new Fioptics products, which provide entertainment, high-speed internet, and traditional voice via fiber line to the home. The company’s strategy has been to focus its fiber construction in high traffic areas, such as apartment complexes. Homes passed with Fioptics total 41,000, and the company had 11,000 Fioptics entertainment subscribers and 10,000 Fioptics high-speed internet customers at year-end. The company has attained a customer penetration rate of almost 30 percent of homes passed after six months.
  Cincinnati Bell completed its common stock repurchase program authorized by its Board of Directors in February 2008. In the fourth quarter of 2009, common stock repurchases totaled 4 million shares for $14 million. Since the program’s inception, the company has purchased 49 million shares for $150 million, representing 20 percent of shares outstanding at the end of 2007. On February 9, 2010, the company’s board of directors authorized a new $150 million stock repurchase program.
  Cincinnati Bell met or exceeded its 2009 revised financial guidance:
Category	2009 Actual Results	2009 Guidance
Revenue	$1.34 billion	$1.3 - $1.4 billion
Adjusted EBITDA	$470 million	Approx. $480 million*
Free Cash Flow	$164 million	Approx. $150 million *

*Plus or minus 2 percent.

Financial and Operations Review

“We believe our 2009 financial and operating results make us one of the best-performing telecommunications companies for this year. These results emphasize our commitment to aggressively manage our costs in line with the top line challenges we faced. Adjusted EBITDA excluding stock-based compensation expense and free cash flow were flat to our 2008 results during an extremely difficult economic environment that reduced our revenue by 5 percent,” said Gary Wojtaszek, chief financial officer. “We also continued to actively manage our balance sheet through completion of four financing transactions totaling approximately $900 million, improving our liquidity and providing us the operating flexibility to complete our $150 million share repurchase program and to prepay $83 million of pension and medical obligations.”

Wireline Segment

Fourth quarter 2009 revenue totaled $193 million, an increase of $2 million compared to the third quarter of 2009. Operating income for the quarter decreased $26 million from last year to $54 million primarily due to restructuring charges in 2009 and a favorable settlement of an operating tax claim in 2008. Adjusted EBITDA of $91 million decreased 5 percent compared to the fourth quarter 2008. For the full year, Wireline revenue was $773 million, down $31 million or 4 percent from 2008 due primarily to access line losses. The company’s significant cost reduction initiatives offset these revenue losses, such that operating income of $261 million was comparable to last year, and Adjusted EBITDA of $371 million decreased only 3 percent compared to 2008.

For the year, Wireline added 10,000 high-speed internet customers, a 4 percent increase over 2008, which includes customers using the company’s new Fioptics product. Year-over-year total access line loss in the fourth quarter of 2009 was 7.2 percent, consistent with the overall loss experienced over the past year. Growth in access lines in the company’s expansion markets for the year partially offset the impact of access line losses in its traditional service area.

Wireless Segment

Quarterly revenue from the Wireless segment of $77 million decreased $2 million or 3 percent compared to the prior year. Operating income for the fourth quarter 2009 was $9 million, a decrease of $1 million from last year, and Adjusted EBITDA of $19 million was flat to the prior year and up $1 million versus the third quarter. For the year, revenue totaled $307 million, down 3 percent from 2008. Operating income for the full year 2009 was $33 million, a decrease of $14 million from 2008, and Adjusted EBITDA of $77 million was down $6 million, primarily as a result of less postpaid subscribers compared to 2008 and increased subsidy costs to support smartphone subscriber growth, offset by lower operating costs.

Postpaid subscriber average revenue per user (ARPU) in the fourth quarter was $48.82 compared to $48.46 a year ago and included data ARPU growth of 24 percent. The growth in data ARPU continues to reflect the positive momentum in acquiring smartphone subscribers and offsets the decline in voice revenue due to lower postpaid minutes of use per subscriber. The company added 19,000 smartphone subscribers in the fourth quarter of 2009, which brings the year-end total of smartphone users to 83,000, almost twice the number at the end of 2008. Prepaid ARPU was $29.07, up $3.92 or 16 percent compared to the fourth quarter 2008 due to the company’s focus on higher revenue rate plans. In addition, prepaid churn is at its lowest full year level since 2004.

Technology Solutions Segment

Technology Solutions quarterly revenue of $85 million decreased $4 million, or 4 percent from the fourth quarter of 2008, as the decrease in telecom and IT equipment revenue of $7 million, or 11 percent, was partially offset by an increase in data center and managed services revenue of $2 million, or 9 percent. Operating income for the fourth quarter 2009 of $8 million and Adjusted EBITDA of $13 million both increased by $3 million, primarily related to lower compensation costs and higher data center and managed services revenue. Revenue for the full year 2009 was $293 million, down $22 million or 7 percent from 2008. Operating income of $22 million increased $4 million, or 22 percent, and Adjusted EBITDA of $43 million increased $8 million, or 21 percent, over last year as a result of the increase in high-margin data center and managed services revenue.

Data center utilization was 79 percent on 271,000 square feet of data center space at December 31, 2009 compared to 88 percent on 209,000 square feet at the end of the fourth quarter 2008, which represents an increase of 30,000 square feet of billed data center space.

Special Items

Special items for the fourth quarter 2009 included the following:

  a loss on extinguishment of debt totaling $18 million due to the redemption of the company’s 7¼% Senior Notes due 2013, using the proceeds from the issuance of $500 million of 8¼% Senior Notes due 2017; and
  restructuring costs of $11 million resulting from company workforce reductions in early 2010 and expected workforce reductions in the legacy Wireline segment in the future in order to align its cost structure with declining Wireline revenues. Early in 2010, the company reduced its workforce by 130 employees, which will result in annual cost savings of approximately $8 million.

2010 Outlook

Commenting on Cincinnati Bell’s outlook for 2010, chief financial officer Gary Wojtaszek said, “In 2010, we will be very focused on growing our data center business and further capitalizing on the successful organic growth the company has experienced over the past few years and plan to bring our products and services to other Fortune 500 customers around the country. We believe investment in this industry provides the highest rate of return for our shareholders and enables the company to expand its geographic and competitive footprint beyond the Cincinnati area.”

Cincinnati Bell is providing the following guidance for 2010:

Category	2010 Guidance
Revenue	$1.3 billion
Adjusted EBITDA	Approx. $460 million*
Free Cash Flow	Approx. $130 million*

*Plus or minus 2 percent

Conference Call/Webcast

Cincinnati Bell will host a conference call today at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year 2009. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (866) 780-1233. Callers located outside of the U.S. and Canada may dial (816) 581-1571. A taped replay of the conference call will be available one hour after the conclusion of the call until 5:00 p.m. on February 25, 2010. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 2211624. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note

Certain of the statements and predictions contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. In particular, statements, projections or estimates that include or reference the words “believes,” “anticipates,” “plans,” “intends,” “expects,” “will,” or any similar expression fall within the safe harbor for forward-looking statements contained in the Reform Act. Actual results or outcomes may differ materially from those indicated or suggested by any such forward-looking statement for a variety of reasons, including, but not limited to: changing market conditions and growth rates within the telecommunications industry or generally within the overall economy; changes in competition in markets in which the company operates; pressures on the pricing of company products and services; advances in telecommunications technology; the ability to generate sufficient cash flow to fund the company’s business plan, repay the company’s debt and interest obligations, and maintain its networks; the ability to refinance indebtedness when required on commercially reasonable terms; changes in the telecommunications regulatory environment; changes in the demand for the company’s services and products; the demand for particular products and services within the overall mix of products sold, as the company’s products and services have varying profit margins; the company’s ability to introduce new service and product offerings on a timely and cost effective basis; work stoppage caused by labor disputes; restrictions imposed under various credit facilities and debt instruments; the company’s ability to attract and retain highly qualified employees; the company’s ability to access capital markets and the successful execution of restructuring initiatives; changes in the funded status of the company’s retiree pension and healthcare plans; disruption in operations caused by a health pandemic, such as the H1N1 influenza virus; changes in the company’s relationships with current large customers, a small number of whom account for a significant portion of company revenue; and disruption in the company’s back-office information technology systems, including its billing system. More information on potential risks and uncertainties is available in recent filings with the Securities and Exchange Commission, including Cincinnati Bell’s Form 10-K report, Form 10-Q reports and Form 8-K reports. The forward-looking statements included in this release represent company estimates as of February 10, 2010. Cincinnati Bell anticipates that subsequent events and developments will cause its estimates to change.

Use of Non-GAAP Financial Measures

This press release contains information about diluted earnings per share excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA excluding stock-based compensation, net income excluding special items, free cash flow, and net debt. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of diluted earnings per share excluding special items, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA excluding stock-based compensation, net income excluding special items, free cash flow, and net debt to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1 Diluted earnings per share excluding special items provides a useful measure of operating performance. The company defines diluted earnings per share excluding special items as net income excluding special items divided by weighted average diluted common shares outstanding. Diluted earnings per share excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2 Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

3 Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

4 Net income excluding special items provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Adjusted EBITDA excluding stock-based compensation provides a useful measure of operational performance. The company defines Adjusted EBITDA excluding stock-based compensation as GAAP operating income plus depreciation, amortization, restructuring charges, asset impairments, stock-based compensation, and other special items. Adjusted EBITDA excluding stock-based compensation should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

About Cincinnati Bell Inc.

With headquarters in Cincinnati, Ohio, Cincinnati Bell (NYSE: CBB) provides integrated communications solutions—including local, long distance, data, Internet, entertainment and wireless services—that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, businesses nationwide ranging in size from start-up companies to large enterprises turn to Cincinnati Bell for efficient, scalable office communications systems as well as complex information technology solutions including data center and managed services. For more information, visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Income
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2009	2008	$	%	2009	2008	$	%

Revenue	$345.2	$356.8	$(11.6)	(3%)	$1,336.0	$1,403.0	$(67.0)	(5%)

Costs and expenses
Cost of services and products	160.0	166.2	(6.2)	(4%)	591.0	639.8	(48.8)	(8%)
Selling, general and administrative	65.4	71.2	(5.8)	(8%)	274.8	285.0	(10.2)	(4%)
Depreciation and amortization	42.9	40.2	2.7	7%	164.9	153.9	11.0	7%
Restructuring charges	10.5	1.0	9.5	n/m	5.0	28.1	(23.1)	(82%)
Operating tax settlement	-	(10.2)	10.2	n/m	-	(10.2)	10.2	n/m
Loss on sale of asset and asset impairment	-	-	-	n/m	4.8	1.2	3.6	n/m

Operating income	66.4	88.4	(22.0)	(25%)	295.5	305.2	(9.7)	(3%)

Interest expense	36.1	33.6	2.5	7%	130.7	139.7	(9.0)	(6%)
Loss (gain) on extinguishment of debt	17.7	(11.9)	29.6	n/m	10.3	(14.1)	24.4	n/m
Other expense, net	0.2	3.6	(3.4)	(94%)	0.2	3.4	(3.2)	(94%)

Income before income taxes	12.4	63.1	(50.7)	(80%)	154.3	176.2	(21.9)	(12%)
Income tax expense	5.6	25.6	(20.0)	(78%)	64.7	73.6	(8.9)	(12%)

Net income	6.8	37.5	(30.7)	(82%)	89.6	102.6	(13.0)	(13%)

Preferred stock dividends	2.6	2.6	-	0%	10.4	10.4	-	0%

Net income applicable to common shareowners	$4.2	$34.9	$(30.7)	(88%)	$79.2	$92.2	$(13.0)	(14%)

Basic earnings per common share	$0.02	$0.15			$0.37	$0.39
Diluted earnings per common share	$0.02	$0.15			$0.37	$0.38

Weighted average common shares outstanding
(in millions)
- Basic	201.8	228.5			212.2	237.5
- Diluted	206.5	230.0			215.2	242.7

Cincinnati Bell Inc.
Income Statement by Segment
(Unaudited)
(Dollars in millions)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2009	2008	$	%	2009	2008	$	%
Wireline
Revenue
Voice - local service	$82.4	$93.2	$(10.8)	(12%)	$343.2	$389.1	$(45.9)	(12%)
Data	70.4	69.2	1.2	2%	281.4	273.5	7.9	3%
Long distance and VoIP	25.1	24.6	0.5	2%	97.1	98.3	(1.2)	(1%)
Other	15.0	10.9	4.1	38%	51.4	42.7	8.7	20%

Total revenue	192.9	197.9	(5.0)	(3%)	773.1	803.6	(30.5)	(4%)

Operating costs and expenses
Cost of services and products	66.1	64.5	1.6	2%	254.9	265.9	(11.0)	(4%)
Selling, general and administrative	35.9	37.3	(1.4)	(4%)	147.4	156.0	(8.6)	(6%)
Depreciation and amortization	26.9	26.0	0.9	3%	104.6	101.9	2.7	3%
Restructuring charges	10.5	1.1	9.4	n/m	5.0	27.1	(22.1)	n/m
Operating tax settlement	-	(10.2)	10.2	n/m	-	(10.2)	10.2	n/m
Asset impairment	-	-	-	n/m	-	1.2	(1.2)	n/m

Total operating costs and expenses	139.4	118.7	20.7	17%	511.9	541.9	(30.0)	(6%)

Operating income	$53.5	$79.2	$(25.7)	(32%)	$261.2	$261.7	$(0.5)	0%

Wireless
Revenue
Service	$70.2	$72.0	$(1.8)	(2%)	$284.3	$290.5	$(6.2)	(2%)
Equipment	6.3	6.5	(0.2)	(3%)	22.7	25.6	(2.9)	(11%)

Total revenue	76.5	78.5	(2.0)	(3%)	307.0	316.1	(9.1)	(3%)

Operating costs and expenses
Cost of services and products	39.7	40.3	(0.6)	(1%)	161.6	162.6	(1.0)	(1%)
Selling, general and administrative	17.4	18.5	(1.1)	(6%)	68.2	70.7	(2.5)	(4%)
Depreciation and amortization	10.1	9.2	0.9	10%	39.4	35.5	3.9	11%
Restructuring charges	-	-	-	n/m	-	0.5	(0.5)	n/m
Loss on sale of asset	-	-	-	n/m	4.8	-	4.8	n/m

Total operating costs and expenses	67.2	68.0	(0.8)	(1%)	274.0	269.3	4.7	2%

Operating income	$9.3	$10.5	$(1.2)	(11%)	$33.0	$46.8	$(13.8)	(29%)

Technology Solutions
Revenue
Telecom and IT equipment distribution	$51.7	$58.3	$(6.6)	(11%)	$161.1	$201.2	$(40.1)	(20%)
Data center and managed services	27.8	25.5	2.3	9%	111.2	97.7	13.5	14%
Professional services	5.7	4.9	0.8	16%	20.8	16.3	4.5	28%

Total revenue	85.2	88.7	(3.5)	(4%)	293.1	315.2	(22.1)	(7%)

Operating costs and expenses
Cost of services and products	62.8	68.7	(5.9)	(9%)	208.9	240.4	(31.5)	(13%)
Selling, general and administrative	9.0	10.0	(1.0)	(10%)	41.6	39.7	1.9	5%
Depreciation and amortization	5.7	4.9	0.8	16%	20.5	16.3	4.2	26%
Restructuring charges	-	0.3	(0.3)	n/m	-	0.7	(0.7)	n/m

Total operating costs and expenses	77.5	83.9	(6.4)	(8%)	271.0	297.1	(26.1)	(9%)

Operating income	$7.7	$4.8	$2.9	60%	$22.1	$18.1	$4.0	22%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)

	Three Months				Twelve Months
	Ended December 31,		Change		Ended December 31,		Change
	2009	2008	$	%	2009	2008	$	%
Revenue
Wireline	$192.9	$197.9	$(5.0)	(3%)	$773.1	$803.6	$(30.5)	(4%)
Wireless	76.5	78.5	(2.0)	(3%)	307.0	316.1	(9.1)	(3%)
Technology Solutions	85.2	88.7	(3.5)	(4%)	293.1	315.2	(22.1)	(7%)
Eliminations	(9.4)	(8.3)	(1.1)	13%	(37.2)	(31.9)	(5.3)	17%

Total revenue	$345.2	$356.8	$(11.6)	(3%)	$1,336.0	$1,403.0	$(67.0)	(5%)

Cost of Services and Products
Wireline	$66.1	$64.5	$1.6	2%	$254.9	$265.9	$(11.0)	(4%)
Wireless	39.7	40.3	(0.6)	(1%)	161.6	162.6	(1.0)	(1%)
Technology Solutions	62.8	68.7	(5.9)	(9%)	208.9	240.4	(31.5)	(13%)
Eliminations	(8.6)	(7.3)	(1.3)	18%	(34.4)	(29.1)	(5.3)	18%

Total cost of services and products	$160.0	$166.2	$(6.2)	(4%)	$591.0	$639.8	$(48.8)	(8%)

Selling, General and Administrative
Wireline	$35.9	$37.3	$(1.4)	(4%)	$147.4	$156.0	$(8.6)	(6%)
Wireless	17.4	18.5	(1.1)	(6%)	68.2	70.7	(2.5)	(4%)
Technology Solutions	9.0	10.0	(1.0)	(10%)	41.6	39.7	1.9	5%
Corporate and eliminations	3.1	5.4	(2.3)	(43%)	17.6	18.6	(1.0)	(5%)

Total selling, general and administrative	$65.4	$71.2	$(5.8)	(8%)	$274.8	$285.0	$(10.2)	(4%)

Depreciation and Amortization
Wireline	$26.9	$26.0	$0.9	3%	$104.6	$101.9	$2.7	3%
Wireless	10.1	9.2	0.9	10%	39.4	35.5	3.9	11%
Technology Solutions	5.7	4.9	0.8	16%	20.5	16.3	4.2	26%
Corporate	0.2	0.1	0.1	n/m	0.4	0.2	0.2	n/m

Total depreciation and amortization	$42.9	$40.2	$2.7	7%	$164.9	$153.9	$11.0	7%

Restructuring, Loss on Sale of Asset, Asset Impairment and Operating Tax Settlement
Wireline	$10.5	$(9.1)	$19.6	n/m	$5.0	$18.1	$(13.1)	n/m
Wireless	-	-	-	n/m	4.8	0.5	4.3	n/m
Technology Solutions	-	0.3	(0.3)	n/m	-	0.7	(0.7)	n/m
Corporate	-	(0.4)	0.4	n/m	-	(0.2)	0.2	n/m

Total restructuring, loss on sale of asset, asset impairment and operating tax settlement	$10.5	$(9.2)	$19.7	n/m	$9.8	$19.1	$(9.3)	n/m

Operating Income
Wireline	$53.5	$79.2	$(25.7)	(32%)	$261.2	$261.7	$(0.5)	0%
Wireless	9.3	10.5	(1.2)	(11%)	33.0	46.8	(13.8)	(29%)
Technology Solutions	7.7	4.8	2.9	60%	22.1	18.1	4.0	22%
Corporate	(4.1)	(6.1)	2.0	(33%)	(20.8)	(21.4)	0.6	(3%)

Total operating income	$66.4	$88.4	$(22.0)	(25%)	$295.5	$305.2	$(9.7)	(3%)

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)

	December 31,	December 31,
	2009	2008
(in thousands)

Access lines and equivalents
Local access lines	723.5	779.7
VoIP access line equivalents	14.6	7.6

	738.1	787.3

High-speed internet subscribers
DSL subscribers	233.8	233.2
Fiber subscribers	10.2	1.2

	244.0	234.4

Fiber entertainment subscribers	11.1	1.2

Wireless subscribers
Postpaid wireless subscribers	379.1	403.7
Prepaid wireless subscribers	154.0	146.9

	533.1	550.6

Long distance lines
Consumer long distance lines	331.9	352.7
Business long distance lines	176.4	178.9

	508.3	531.6

Data Center and Managed Services
Raised floor (in square feet)	271,000	209,000
Utilization rate	79%	88%

Cincinnati Bell Inc.
Local Access Line Detail
(Unaudited)
(In thousands)

	2007				2008				2009
	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Local Access Lines

In-Territory:
Primary Residential	499.1	484.8	468.4	454.2	441.2	427.6	414.5	403.6	392.2	382.8	371.6	362.1
Secondary Residential	36.2	34.9	33.4	32.0	30.7	29.5	28.4	27.2	25.8	24.8	23.6	22.7
Business/ Other	287.6	287.7	286.9	285.8	284.3	283.4	280.2	277.7	274.3	271.5	268.9	265.4
Total In-Territory	822.9	807.4	788.7	772.0	756.2	740.5	723.1	708.5	692.3	679.1	664.1	650.2

Out-of-Territory:
Primary Residential	29.4	30.7	32.0	32.7	32.8	32.7	33.7	34.9	35.4	34.8	34.3	33.3
Secondary Residential	1.2	1.3	1.3	1.3	1.4	1.3	1.3	1.3	1.3	1.2	1.2	1.1
Business/ Other	22.4	24.2	26.7	28.3	30.2	31.2	33.3	35.0	36.3	37.4	38.2	38.9
Total Out-of-Territory	53.0	56.2	60.0	62.3	64.4	65.2	68.3	71.2	73.0	73.4	73.7	73.3

Total Access Lines	875.9	863.6	848.7	834.3	820.6	805.7	791.4	779.7	765.3	752.5	737.8	723.5

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	December 31,	December 31,	Change
	2009	2008	$	%

Credit facility, revolver	$-	$73.0	$(73.0)	n/m
Credit facility, tranche B term loan	204.9	207.0	(2.1)	(1%)
7 1/4% Senior Notes due 2013	-	439.9	(439.9)	n/m
8 3/8% Senior Subordinated Notes due 2014	569.8	572.7	(2.9)	(1%)
7% Senior Notes due 2015	252.3	257.2	(4.9)	(2%)
8 1/4% Senior Notes due 2017	500.0	-	500.0	n/m
7 1/4% Senior Notes due 2023	40.0	50.0	(10.0)	(20%)
Accounts receivable securitization facility	85.9	75.0	10.9	15%
Various Cincinnati Bell Telephone notes	207.5	230.0	(22.5)	(10%)
Capital leases and other debt	125.5	55.6	69.9	n/m
Net unamortized premium (discount)	(6.8)	0.3	(7.1)	n/m

Total debt	1,979.1	1,960.7	18.4	1%

Less: Interest rate swap asset and adjustment	(14.6)	(22.4)	7.8	(35%)
Less: Cash and cash equivalents	(23.0)	(6.7)	(16.3)	n/m

Net debt (as defined by the company)	$1,941.5	$1,931.6	$9.9	1%

Credit facility availability	$185.5	$151.4	$34.1	23%

Common shares outstanding	200.4	227.9	(27.5)	(12%)

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2009	2008	2009	2008

Cash provided by operating activities	$15.3	$137.6	$265.6	$403.9

Capital expenditures	(53.4)	(72.2)	(195.1)	(230.9)
Acquisitions of businesses	-	-	(3.4)	(21.6)
Proceeds from sale of wireless towers	99.9	-	99.9	-
Proceeds from sales of wireless spectrum	0.2	-	6.0	-
Other, net	(2.0)	1.0	(1.2)	2.0

Cash provided by (used in) investing activities	44.7	(71.2)	(93.8)	(250.5)

Issuance of long-term debt	492.8	20.0	492.8	23.0
Net change in credit and receivables facilities with initial maturities less than 90 days	(85.7)	(27.0)	(42.1)	(2.0)
Repayment of debt	(454.1)	(48.3)	(506.5)	(105.7)
Debt issuance costs	(10.9)	-	(15.3)	-
Preferred stock dividends	(2.6)	(2.6)	(10.4)	(10.4)
Common stock repurchase	(13.8)	(9.3)	(73.2)	(76.8)
Other, net	(0.2)	(0.5)	(0.8)	(0.9)

Cash used in financing activities	(74.5)	(67.7)	(155.5)	(172.8)

Net increase (decrease) in cash and cash equivalents	(14.5)	(1.3)	16.3	(19.4)
Cash and cash equivalents at beginning of period	37.5	8.0	6.7	26.1

Cash and cash equivalents at end of period	$23.0	$6.7	$23.0	$6.7

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net increase (decrease) in cash and cash equivalents	$(14.5)	$(1.3)	$16.3	$(19.4)
Less adjustments:
Issuance of long-term debt	(492.8)	(20.0)	(492.8)	(23.0)
Net change in credit and receivables facilities with initial maturities less than 90 days	85.7	27.0	42.1	2.0
Repayment of debt	454.1	48.3	506.5	105.7
Debt issuance costs	10.9	-	15.3	-
Common stock repurchase	13.8	9.3	73.2	76.8
Acquisitions of businesses	-	-	3.4	21.6

Free cash flow (as defined by the company)	$57.2	$63.3	$164.0	$163.7

Income tax payments	$0.7	$0.1	$6.0	$2.0

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended December 31, 2008	$63.3

Decrease in Adjusted EBITDA	(1.6)
Decrease in capital expenditures	18.8
Early interest payment on redemption of 7 1/4% Senior Notes	(9.7)
Decrease in other interest payments	7.7
Proceeds from sale of wireless towers	99.9
Transaction costs on sale of wireless towers	(2.2)
Contributions to medical, pension and postretirement plans	(82.6)
Change in working capital and other	(36.4)

Free Cash Flow for the three months ended December 31, 2009	$57.2

Free Cash Flow for the twelve months ended December 31, 2008	$163.7

Decrease in Adjusted EBITDA	(10.0)
Data center customer prepayment received in 2008	(21.5)
Decrease in capital expenditures	35.8
Proceeds received from terminated swaps in 2009	13.2
Early interest payment on redemption of 7 1/4% Senior Notes	(9.7)
Decrease in other interest payments	22.7
Proceeds from sale of wireless towers	99.9
Transaction costs on sale of wireless towers	(2.2)
Contributions to medical, pension and postretirement plans	(82.6)
Change in working capital and other	(45.3)

Free Cash Flow for the twelve months ended December 31, 2009	$164.0

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Dec 31, 2009	Sep 30, 2009	Jun 30, 2009	Mar 31, 2009	Dec 31, 2008

Wireline	$32.3	$35.4	$37.3	$29.2	$33.2
Wireless	17.0	8.1	4.2	5.6	16.6
Technology Solutions	4.1	3.9	6.9	10.7	22.1
Corporate	-	0.1	0.1	0.2	0.3
Total capital expenditures	$53.4	$47.5	$48.5	$45.7	$72.2

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31, 2009
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$53.5	$9.3	$7.7	$(4.1)	$66.4
Add:
Depreciation and amortization	26.9	10.1	5.7	0.2	42.9
Restructuring charges	10.5	-	-	-	10.5

Adjusted EBITDA (Non-GAAP)	$90.9	$19.4	$13.4	$(3.9)	$119.8

	Three Months Ended December 31, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$79.2	$10.5	$4.8	$(6.1)	$88.4
Add:
Depreciation and amortization	26.0	9.2	4.9	0.1	40.2
Restructuring, patent lawsuit and operating tax settlements	(9.1)	-	0.3	1.6	(7.2)

Adjusted EBITDA (Non-GAAP)	$96.1	$19.7	$10.0	$(4.4)	$121.4

Year-over-year dollar change in Adjusted EBITDA	($5.2)	($0.3)	$3.4	$0.5	($1.6)

Year-over-year percentage change in Adjusted EBITDA	(5%)	(2%)	34%	(11%)	(1%)

	Twelve Months Ended December 31, 2009
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$261.2	$33.0	$22.1	$(20.8)	$295.5
Add:
Depreciation and amortization	104.6	39.4	20.5	0.4	164.9
Restructuring charges and loss on sale of asset	5.0	4.8	-	-	9.8

Adjusted EBITDA (Non-GAAP)	$370.8	$77.2	$42.6	$(20.4)	$470.2

	Twelve Months Ended December 31, 2008
	Wireline	Wireless	Technology Solutions	Corporate	Total Company

Operating Income (GAAP)	$261.7	$46.8	$18.1	$(21.4)	$305.2
Add:
Depreciation and amortization	101.9	35.5	16.3	0.2	153.9
Restructuring, asset impairment, patent lawsuit and operating tax settlements	18.1	0.5	0.7	1.8	21.1

Adjusted EBITDA (Non-GAAP)	$381.7	$82.8	$35.1	$(19.4)	$480.2

Year-over-year dollar change in Adjusted EBITDA	($10.9)	($5.6)	$7.5	($1.0)	($10.0)

Year-over-year percentage change in Adjusted EBITDA	(3%)	(7%)	21%	5%	(2%)

Cincinnati Bell Inc.
Revised Segment Basis Revenue and Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)

	2009		2008
	Wireline	Technology Solutions	Wireline	Technology Solutions
Revenue, full year
Current segment basis *	$773.1	$293.1	$803.6	$315.2
Reclass of data center operations	(10.0)	10.0	(7.8)	7.8
Revised segment basis *	$763.1	$303.1	$795.8	$323.0

Adjusted EBITDA, full year
Current segment basis *	$370.8	$42.6	$381.7	$35.1
Reclass of data center operations	(6.3)	6.3	(3.9)	3.9
Revised segment basis *	$364.5	$48.9	$377.8	$39.0

Revenue, fourth quarter
Current segment basis *	$192.9	$85.2	$197.9	$88.7
Reclass of data center operations	(3.5)	3.5	(2.1)	2.1
Revised segment basis *	$189.4	$88.7	$195.8	$90.8

Adjusted EBITDA, fourth quarter
Current segment basis *	$90.9	$13.4	$96.1	$10.0
Reclass of data center operations	(2.5)	2.5	(1.1)	1.1
Revised segment basis *	$88.4	$15.9	$95.0	$11.1

Current segment basis - available square feet*		271,000
Additional square feet		175,000
Revised segment basis - available square feet*		446,000

Current segment basis - utilization*		79%
Revised segment basis - utilization*		87%
*

Current segment basis represents segment measurements used by the company through December 31, 2009. The revised segment basis presents certain data center operations in the Technology Solutions segment that were previously reported in the Wireline segment, and the company expects to begin using this segment measurement basis in the first quarter of 2010.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA Excluding Stock-Based Compensation Expense (Non-GAAP) to Operating Income (GAAP)
(Unaudited)
(Dollars in millions)

	Three Months Ended December 31,		Change
	2009	2008	$	%

Operating Income (GAAP)	$66.4	$88.4	$(22.0)	(25%)
Add:
Depreciation and amortization	42.9	40.2	2.7	7%
Restructuring, patent lawsuit and operating tax settlements	10.5	(7.2)	17.7	n/m

Adjusted EBITDA (Non-GAAP)	119.8	121.4	(1.6)	(1%)

Add:
Stock-based compensation expense	2.1	(0.4)	2.5	n/m

Adjusted EBITDA excluding stock-based compensation expense (Non-GAAP)	$121.9	$121.0	$0.9	1%

	Twelve Months Ended December 31,		Change
	2009	2008	$	%

Operating Income (GAAP)	$295.5	$305.2	$(9.7)	(3%)
Add:
Depreciation and amortization	164.9	153.9	11.0	7%
Restructuring, loss on sale of asset, asset impairment, patent lawsuit and operating tax settlements	9.8	21.1	(11.3)	(54%)

Adjusted EBITDA (Non-GAAP)	470.2	480.2	(10.0)	(2%)

Add:
Stock-based compensation expense	13.2	3.6	9.6	n/m

Adjusted EBITDA excluding stock-based compensation expense (Non-GAAP)	$483.4	$483.8	$(0.4)	0%

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Three Months Ended December 31, 2009 (GAAP)	Restructuring Charges	Loss on Extinguishment of Debt	Three Months Ended December 31, 2009 Before Special Items (Non-GAAP)
			A	B
	Revenue	$345.2	$-	$-	$345.2

	Costs and expenses
	Cost of services and products	160.0	-	-	160.0
	Selling, general and administrative	65.4	-	-	65.4
	Depreciation and amortization	42.9	-	-	42.9
	Restructuring charges	10.5	(10.5)	-	-
	Operating income	66.4	10.5	-	76.9

	Interest expense	36.1	-	-	36.1
	Loss on extinguishment of debt	17.7	-	(17.7)	-
	Other expense, net	0.2	-	-	0.2

	Income before income taxes	12.4	10.5	17.7	40.6
	Income tax expense	5.6	4.2	7.1	16.9

	Net income	6.8	6.3	10.6	23.7

	Preferred stock dividends	2.6	-	-	2.6

	Net income applicable to common shareowners	$4.2	$6.3	$10.6	$21.1

	Weighted average diluted common shares	206.5	206.5	206.5	206.5

	Diluted earnings per common share	$0.02	$0.03	$0.05	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to workforce reductions.

B	Loss on extinguishment of the 7 1/4% Senior Notes due 2013.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
			Special Items
		Three Months Ended December 31, 2008 (GAAP)	Restructuring Charges	Debt Extinguishment	Operating Tax Settlement	Patent Lawsuit Settlement	Three Months Ended December 31, 2008 Before Special Items (Non-GAAP)
			A	B	C	D
	Revenue	$356.8	$-	$-	$-	$-	$356.8

	Costs and expenses
	Cost of services and products	166.2	-	-	-	-	166.2
	Selling, general and administrative	71.2	-	-	-	(2.0)	69.2
	Depreciation and amortization	40.2	-	-	-	-	40.2
	Restructuring charges	1.0	(1.0)	-	-	-	-
	Operating tax settlement	(10.2)	-	-	10.2	-	-
	Operating income	88.4	1.0	-	(10.2)	2.0	81.2

	Interest expense	33.6	-	-	-	-	33.6
	Gain on extinguishment of debt	(11.9)	-	11.9	-	-	-
	Other expense, net	3.6	-	-	-	-	3.6

	Income before income taxes	63.1	1.0	(11.9)	(10.2)	2.0	44.0
	Income tax expense	25.6	0.4	(4.8)	(4.1)	0.8	17.9

	Net income	37.5	0.6	(7.1)	(6.1)	1.2	26.1

	Preferred stock dividends	2.6	-	-	-	-	2.6

	Net income applicable to common shareowners	$34.9	$0.6	$(7.1)	$(6.1)	$1.2	$23.5

	Weighted average diluted common shares	230.0	230.0	230.0	230.0	230.0	230.0

	Diluted earnings per common share	$0.15	$0.00	$(0.03)	(0.03)	$0.01	$0.10

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program.

B	Gain on repurchase of bonds.

C	Operating tax settlement resulting from the Company's resolution of a contingent liability from prior years related to past filing positions that were being questioned by regulatory agencies.

D	Settlement and legal costs related to a patent lawsuit which settled in the fourth quarter.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
			Special Items
		Twelve Months Ended December 31, 2009 (GAAP)	Restructuring Charges	Loss on Sale of Asset	Loss on Extinguishment of Debt	Twelve Months Ended December 31, 2009 Before Special Items (Non-GAAP)
			A	B	C
	Revenue	$1,336.0	$-	$-	$-	$1,336.0

	Costs and expenses
	Cost of services and products	591.0	-	-	-	591.0
	Selling, general and administrative	274.8	-	-	-	274.8
	Depreciation and amortization	164.9	-	-	-	164.9
	Restructuring charges	5.0	(5.0)	-	-	-
	Loss on sale of asset	4.8	-	(4.8)	-	-
	Operating income	295.5	5.0	4.8	-	305.3

	Interest expense	130.7	-	-	-	130.7
	Loss on extinguishment of debt	10.3	-	-	(10.3)	-
	Other expense, net	0.2	-	-	-	0.2

	Income before income taxes	154.3	5.0	4.8	10.3	174.4
	Income tax expense	64.7	2.0	1.9	4.1	72.7

	Net income	89.6	3.0	2.9	6.2	101.7

	Preferred stock dividends	10.4	-	-	-	10.4

	Net income applicable to common shareowners	$79.2	$3.0	$2.9	$6.2	$91.3

	Weighted average diluted common shares	215.2	215.2	215.2	215.2	215.2

	Diluted earnings per common share	$0.37	$0.01	$0.01	$0.03	$0.42

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Restructuring charges related to workforce reductions and a voluntary early retirement program partially offset by pension and postretirement plans curtailment gains.

B	Loss on the sale of wireless spectrum for the Indianapolis, Indiana region.

C	Loss on extinguishment of the 7 1/4% Senior Notes due 2013 partially offset by gains on extinguishment of a portion of the 7 1/4% Senior Notes due 2023 and Cincinnati Bell Telephone notes.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

			Special Items
		Twelve Months Ended December 31, 2008 (GAAP)	Restructuring Charges	Asset Impairment	Gain on Debt Extinguishment	Operating Tax Settlement	Patent Lawsuit Settlement	Twelve Months Ended December 31, 2008 Before Special Items (Non-GAAP)
			A	B	C	D	E
	Revenue	$1,403.0	$-	$-	$-	$-	$-	$1,403.0

	Costs and expenses
	Cost of services and products	639.8	-	-	-	-	-	639.8
	Selling, general and administrative	285.0	-	-	-	-	(2.0)	283.0
	Depreciation and amortization	153.9	-	-	-	-	-	153.9
	Restructuring charges	28.1	(28.1)	-	-	-	-	-
	Operating tax settlement	(10.2)	-	-	-	10.2	-	-
	Asset impairment	1.2	-	(1.2)	-	-	-	-
	Operating income	305.2	28.1	1.2	-	(10.2)	2.0	326.3

	Interest expense	139.7	-	-	-	-	-	139.7
	Gain on extinguishment of debt	(14.1)	-	-	14.1	-	-	-
	Other expense, net	3.4	-	-	-	-	-	3.4

	Income before income taxes	176.2	28.1	1.2	(14.1)	(10.2)	2.0	183.2
	Income tax expense	73.6	11.2	0.5	(5.6)	(4.1)	0.8	76.4

	Net income	102.6	16.9	0.7	(8.5)	(6.1)	1.2	106.8

	Preferred stock dividends	10.4	-	-	-	-	-	10.4

	Net income applicable to common shareowners	$92.2	$16.9	$0.7	$(8.5)	$(6.1)	$1.2	$96.4

	Weighted average diluted common shares	242.7	242.7	242.7	242.7	242.7	242.7	242.7

	Diluted earnings per common share	$0.38	$0.07	$0.00	$(0.03)	$(0.03)	$0.01	$0.40

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 40%):

A	Charge related to voluntary early retirement program.

B	Asset impairment charge for discontinued software.

C	Gain on repurchase of bonds.

D	Operating tax settlement resulting from the Company's resolution of a contingent liability from prior years related to past filing positions that were being questioned by regulatory agencies.

E	Settlement and legal costs related to a patent lawsuit which settled in the fourth quarter.

Cincinnati Bell Inc.
Reconciliation of Adjusted EBITDA (Non-GAAP) Guidance to Operating Income (GAAP) Guidance
(Unaudited)
(Dollars in millions)

2010 Operating Income (GAAP) Guidance	$305

Add:
Depreciation and amortization	155

2010 Adjusted EBITDA Guidance	$460	*

* Plus or minus 2 percent.

CONTACT:
Investor / Media:
Cincinnati Bell Inc.
Kurt Freyberger, 513-397-1055
kurt.freyberger@cinbell.com